PROVINCE OF BRITISH COLUMBIA

FORM 19

(Section 348)

COMPANY ACTSPECIAL RESOLUTION

Certificate of Incorporation No. 302735

The following special resolution was passed by the company referred to below on the date stated:

NAME OF COMPANY: PACIFIC CONCORD HOLDING (CANADA) LIMITED

DATE RESOLUTION PASSED: May 26, 1998

RESOLUTION:

"RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The name of the Company be changed from Pacific Concord Holding (Canada) Limited to Pacific Stratus Ventures Ltd. or such other name as may be approved by the Board of Directors and is acceptable to the Registrar of Companies and the Vancouver Stock Exchange;

2. The memorandum of the Company be amended to reflect the change of name of the Company so that it shall be in the form set out in Schedule "A" attached herewith."

CERTIFIED a true copy the 3rd day of June, 1998.

(Signature) /s/ "Paul A. Bowes"

(Relationship to Company): Solicitor

SCHEDULE "A"

PROVINCE OF BRITISH COLUMBIA

FORM 1 (Section 5)

COMPANY ACT

ALTERED MEMORANDUM

(As altered by Special Resolution dated May 26, 1998)

PACIFIC STRATUS VENTURES LTD.

I wish to be formed into a company with limited liability under the Company Act in pursuance of this memorandum.

1. The name of the company is Pacific Stratus Ventures Ltd.

2. The authorized capital of the company consists of One Hundred Million (100,000,000) Common shares without par value.